ATTACHMENTS FOR N-SAR
 SUB-ITEM 77M
08-31-04 FYE FUNDS FOR THE 09-01-04 PERIOD
 ENDED 2-19-05

On January 20, 2005 and February 3, 2005, as approved by a majority of shareholders of each series of J.P. Morgan Funds, J.P. Morgan Institutional Funds, J.P. Morgan Mutual Fund Group, J.P. Morgan Mutual Fund Select Group, J.P. Morgan Mutual Fund Select Trust and J.P. Morgan Mutual Fund Trust were reorganized into J.P. Morgan Mutual Fund Series.

On January 20, 2005, as approved by a majority of shareholders of JPMorgan Strategic Income Fund
 (the Merging Fund), a series of J.P. Morgan Mutual Fund
 Group, the Merging Fund merged into JPMorgan Global
 Strategic Income Fund (the Surviving Fund), a series of the J.P. Morgan Institutional Funds (the Merger). After the Merger, shareholders of the Merging Fund held shares of the Surviving Fund with the same aggregate net asset value as the shares held in the Merging Fund prior to the Merger.

On January 20, 2005, as approved by a majority of shareholders of JPMorgan U.S. Treasury Income Fund
 (the Merging Fund), a series of J.P. Morgan Mutual Fund Group, the Merging Fund merged into One Group Government
 Bond Fund (the Surviving Fund), a series of the One Group Mutual Funds (the Merger). After the Merger, shareholders of the Merging Fund held shares of the Surviving Fund with the same aggregate net asset value as the shares held in the Merging Fund prior to the Merger.

On January 20, 2005, as approved by a majority of shareholders of JPMorgan Bond Fund II (the Merging Fund), a series of J.P. Morgan Mutual Fund Select Group, the Merging Fund merged into One Group Core Bond Fund (the Surviving Fund), a series of the One Group Mutual Funds (the Merger). After the Merger, shareholders of the Merging Fund held shares of the Surviving Fund with the same aggregate net asset value as the shares held in the Merging Fund prior to the Merger.

On January 20, 2005, as approved by a majority of shareholders of JPMorgan Tax Free Income Fund (the Merging Fund), a series of J.P. Morgan Mutual Fund Select Trust, the Merging Fund merged into One Group Tax-Free Bond Fund (the Surviving Fund), a series of the One Group Mutual Funds (the Merger). After the Merger, shareholders of the Merging Fund held shares of the Surviving Fund with the same aggregate net asset value as the shares held in the Merging Fund prior to the Merger.

At the February 3, 2005 adjournment of the January 20, 2005 meeting, as approved by a majority of shareholders of JPMorgan Liquid Assets Money Market Fund (the Merging Fund), a series of J.P. Morgan Mutual Fund Trust, the Merging Fund merged into One Group Prime Money Market Fund (the Surviving Fund), a series of the One Group Mutual Funds (the Merger). After the Merger, shareholders of the Merging Fund held shares of the Surviving Fund with the same aggregate net asset value as the shares held in the Merging Fund prior to the Merger.

At the February 3, 2005 adjournment of the January 20, 2005 meeting, as approved by a majority of shareholders of JPMorgan Treasury Plus Money Market Fund (the Merging Fund), a series of J.P. Morgan Mutual Fund Trust, the Merging Fund merged into One Group U.S. Treasury Securities Money
 Market Fund (the Surviving Fund), a series of the One Group Mutual Funds (the Merger). After the Merger, shareholders of the Merging Fund held shares of the Surviving Fund with the same aggregate net asset value as the shares held in the Merging Fund prior to the Merger.

At the February 3, 2005 adjournment of the January 20, 2005 meeting, as approved by a majority of shareholders of
 JPMorgan U.S. Government Money Market Fund
 (the Merging Fund), a series of J.P. Morgan Mutual Fund Trust, the Merging Fund merged into One Group Government Money Market Fund (the Surviving Fund), a series of the One Group Mutual Funds (the Merger). After the Merger, shareholders of the Merging Fund held shares of the Surviving Fund with the same aggregate net asset value as the shares held in the Merging Fund prior to the Merger.